Exhibit 1.1

DISTRIBUTION AGREEMENT

November 9, 2021

KeyBanc Capital Markets Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114	JMP Securities LLC 450 Park Avenue, 5th Floor New York, New York 10022

Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	National Securities Corporation 200 Vesey Street, 25th Floor New York, New York 10281

Berenberg Capital Markets LLC 1251 Avenue of the Americas, 53rd Floor New York, New York 10020	Wedbush Securities Inc. 1000 Wilshire Blvd. Los Angeles, California 90017

BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Wells Fargo Securities, LLC 500 W 33rd St. New York, New York 10001

Capital One Securities, Inc. 299 Park Avenue, 29th & 31st Floor New York, New York 10171

Ladies and Gentlemen:

Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”), and Plymouth Industrial OP LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), confirm their agreement with KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., Capital One Securities, Inc., JMP Securities LLC, J.P. Morgan Securities LLC, National Securities Corporation, Wedbush Securities Inc. and Wells Fargo Securities, LLC, as agents and/or principals under any Terms Agreement (as defined in Section 1(a) below) (the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of up to $200,000,000 (the “Maximum Amount”) in shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Transaction Entities have jointly filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-257006) (the “registration statement”)

for the registration of the issuance of the Shares and other securities of the Transaction Entities under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement, as supplemented by the Prospectus Supplement (as defined below), sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Transaction Entities and their business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Base Prospectus” means the prospectus dated June 24, 2021 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act promptly after the execution and delivery of this Agreement, in the form furnished by the Company to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Base Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b) of this Agreement. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Transaction Entities and the Agents agree as follows:

1.               Issuance and Sale.

(a)             Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided that the Company provides the Agents with any due diligence materials and information reasonably requested by the Agents necessary for the Agents to satisfy their due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and the Agent of the Company’s choice (i.e. the applicable Agent) shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the applicable Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to the applicable Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and the applicable Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate amount of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8 hereof, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, (iii) “Exchange” means the New York Stock Exchange and (iv) “Time of Sale” means (A) with respect to each offering of Shares pursuant to this Agreement, the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares or initial sale of such Shares on the Exchange, as applicable, and (B) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)            Subject to the terms and conditions set forth below, the Company appoints the Agents as sales agents in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Agents will use commercially reasonable efforts, consistent with their normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through an Agent, and such Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

(c)             Each Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the applicable Agent in writing.

(d)            If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than prior to the opening of trading on the immediately following Exchange Business Day.

(e)             If the Company shall default on its obligation to deliver Shares to the applicable Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Transaction Entities shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)             The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling the Shares, (ii) no Agent shall incur liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by any Agent and the Transaction Entities in a Terms Agreement.

2.               Transaction Acceptances and Terms Agreements.

(a)             The Company may, from time to time during the Term, propose to any Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the applicable Agent by any means permissible under Section 10 hereof from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If the applicable Agent agrees to the terms of such proposed Agency Transaction or if the Company and the applicable Agent mutually agree to modified terms for such proposed Agency Transaction, then the applicable Agent shall promptly deliver to the Company by any means permissible under Section 10 hereof a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and the applicable Agent, as the case may be, whereupon such Transaction Acceptance shall become a binding agreement between the Company and the applicable Agent. Each Transaction Proposal shall specify:

(i)              the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)            the maximum number of Shares to be sold by the applicable Agent (the “Specified Amount”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and the applicable Agent and documented in the relevant Transaction Acceptance;

(iii)          the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)          the applicable Agent’s discount or commission.

(v)            A Transaction Proposal shall not set forth a Specified Amount of Shares that, when added to the aggregate amount of Shares previously purchased by the Agents and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in the sale of a total amount of Shares that exceeds the Maximum Amount of Shares nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate amount of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate amount of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate amount of Shares and the minimum price, respectively, authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)            The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and the applicable Agent, the applicable Agent’s commission for any Shares sold through such Agent as sales agent pursuant to this Agreement shall be a percentage, not to exceed 2%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the applicable Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company and the applicable Agent will agree to compensation that is customary for the Agents with respect to such transaction. The Gross Sales Price, less the applicable Agent’s commission and after deduction for any transaction fees payable by the Agents in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c)             Payment of the Net Sales Price for Shares sold on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the applicable Agent’s account, or an account of the applicable Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the applicable Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the applicable Agent) following each Purchase Date (each, an “Agency Settlement Date”). For purposes of the previous sentence, Exchange Business Day also includes days on which trading on the Exchange is scheduled to close prior to its regular weekday closing time.

(d)            If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the applicable Agent, and the applicable Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the applicable Agent otherwise agree in writing. No Agent shall sell Shares below the Floor Price, and such Floor Price may be adjusted by the Company at any time upon notice to the Agents and confirmation to the Company.

(e)             If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agent and future offers and sales of Shares through the Agents on an agented basis under this Distribution Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)             (i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If the applicable Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Transaction Entities and the applicable Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)            The terms set forth in a Terms Agreement shall not be binding on the Transaction Entities or the applicable Agent unless and until the Transaction Entities and the applicable Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)            Each sale of the Shares to the applicable Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the applicable Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the applicable Agent. The commitment of the applicable Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Transaction Entities contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the applicable Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date” and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)            Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the Agents given by telephone (confirmed promptly by e-mail), shall cancel any instructions for the offer or sale of any Shares during any period in which the Company is in possession of material non-public information and an Agent shall not be obligated to offer or sell any Shares during any period in which such Agent reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information.

(i)              The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent on any Exchange Business Day.

(j)              Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent, shall be permitted to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross sales price in excess of the number or aggregate gross sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations by the Company, and the communications of any such limitations by the Company to the Agents, shall be the sole responsibility of the Company.

3.               Representations, Warranties and Agreements of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represent and warrant to, and agree with, the Agents, on and as of (i) the date hereof, (ii) each date on which the Company delivers a Transaction Proposal, (iii) each date on which the Transaction Entities execute and deliver a Terms Agreement, (iv) each Time of Sale, (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)             Registration Statement and Prospectuses. The Company meets all conditions and requirements for the use of Form S-3 to register the offer and sale of the Shares in accordance with General Instruction I.B.1 of Form S-3. Each of the Registration Statement and any post-effective amendment thereto have been prepared by the Company in conformity with the requirements of the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no notice or objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request, if any, from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Act, complied and will comply in all material respects with the requirements of the Act. The Prospectus and each amendment or supplement thereto, as of their respective issue dates, complied and will comply, in all material respects, with the Act. The Prospectus delivered to the Agents for use in connection with the offering of the Shares was or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)            Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at the respective time it became effective, or at any Representation Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper) nor any Permitted Free Writing Prospectus, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at each Representation Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Permitted Free Writing Prospectus included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company filed the Registration Statement with the Commission before using any “free writing prospectus” (as defined in Rule 405 under the Act) and each “free writing prospectus” was preceded or accompanied by the Prospectus satisfying the requirements of Section 10 under the Act.

The representations and warranties in this Section 3(b) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (i) the information the statements set forth in the last sentence of paragraph 1, the fourth sentence of paragraph 2 and the first sentence of paragraph 3 under the “Plan of Distribution” in the Prospectus Supplement and (ii) such other statements as the Agents may, by notice given to the Company in writing after the date of this Agreement, have been furnished to the Company by the Agents specifically for inclusion in the Registration Statement, the Prospectus, any Permitted Limited-Use Free Writing Prospectus or any amendment or supplement thereto (collectively, the “Agent Information”).

(c)             Permitted Free Writing Prospectuses. Unless the Company has notified or notifies the Agents otherwise in accordance with Section 4(f) hereof, no “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated or deemed incorporated by reference therein, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any such free writing prospectus relating to the Shares consented to by the Agents (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. Each Permitted Free Writing Prospectus has conformed in all material respects to the requirements of the Act on the date of first use, and the Company has complied with any filing requirements applicable to a Permitted Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares that would constitute an “issuer free writing prospectus” as defined under Rule 433 of the Act without the prior written consent of the Agents. The Company has retained in accordance with the Act all issuer free writing prospectuses that were not required to be filed pursuant to the Act. The first sentence of this Section 3(c) shall not apply to statements in or omissions from any Permitted Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for use therein, it being understood and agreed that the only such information furnished by any Agent consists of Agent Information.

(d)            Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the date hereof and at each Representation Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(e)             Independent Accountants. PricewaterhouseCoopers LLP, Marcum LLP and Frazier & Deeter, LLC, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are independent public accountants with respect to the Company as required by the Act and the Public Company Accounting Oversight Board.

(f)             Financial Statements; Non-GAAP Financial Measures. The historical financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, together with the related schedules and notes (the “Company Financial Statements”), present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, owners’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP” applied on a consistent basis throughout the periods presented. The Company Financial Statements and the statements of revenues, certain operating expenses and statement of operations of the Ohio Properties (as defined in the Company’s Current Report on Form 8-K/A filed with the Commission on February 8, 2021) included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (collectively, the “3-14 Financial Statements”) have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X under the Act (“Regulation S-X”). The supporting schedules, if any, relating to the Company Financial Statements and the 3-14 Financial Statements present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information shown therein comply as to form in all material respects with the applicable requirements of Regulation S-X and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus under the Act. All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, in each case to the extent applicable.

(g)            No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing

Prospectus, (A) there has been no material adverse change in or affecting any of the properties or assets described in the Registration Statement as owned by the Transaction Entities and their respective subsidiaries (collectively, the “Properties”), considered as a whole or in the condition, financial or otherwise, or in the earnings or business of the Transaction Entities and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by either of the Transaction Entities or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Transaction Entities and their respective subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Transaction Entities and their respective subsidiaries considered as one enterprise, incurred by either of the Transaction Entities or any of their respective subsidiaries, except obligations incurred in the ordinary course of business, and (D) there has been no distribution of any kind declared, paid or made by either of the Transaction Entities on any class of its shares of Common Stock, in the case of the Company, any units of limited partnership interest, in the case of the Operating Partnership (“OP Units”), or other form of ownership interests, as applicable.

(h)            Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has all the requisite corporate power and authority to directly or indirectly own, lease and operate the Properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and enter into and perform its obligations under this Agreement, and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

(i)              Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has the requisite limited partnership power and limited partnership authority to directly or indirectly own, lease and operate the Properties, conduct its business as described in the Registration Statement and the Prospectus and enter into and perform its obligations under this Agreement, and is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. At each Representation Date, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”), in the form filed or incorporated by reference as an exhibit to the Registration Statement, is in full force and effect, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies thereunder. The Company owns all of its outstanding OP Units free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(j)              Other Subsidiaries. The Operating Partnership, Plymouth Industrial 20 LLC and Plymouth MWG Holdings are the only subsidiaries of the Company that meet the definition of a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X).

(k)            Capitalization. The authorized, issued and outstanding shares of capital stock of the Company were, as of September 30, 2021, as set forth or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus). Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) no shares of Common Stock are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of Common Stock of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company.

(l)              No Equity Awards. Except for as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company has no outstanding stock options or other equity-based awards of or to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(m)           Authorization of Agreement. This Agreement have been duly authorized, executed and delivered by each of the Transaction Entities, as applicable.

(n)            Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when the Shares have been issued and delivered by the Company pursuant to this Agreement against payment therefor in accordance with this Agreement, the Shares will be validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive, resale rights, rights of first refusal or other similar rights of any security holder of the Company. The Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of any of the Shares will be subject to personal liability solely by reason of being such a holder.

(o)            Authorization of OP Units. The OP Units that will be exchanged for the net proceeds from the sale of the Shares by the Company hereunder have been duly authorized for issuance and delivery by the Operating Partnership to the Company and, when issued and delivered by the Operating Partnership to the Company, will be duly and validly issued and the Company will have no obligation to make any further payments for the purchase of such units or contributions to the Operating Partnership solely by reason of their ownership of such units, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance and delivery of such OP Units by the Operating Partnership are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of unitholders arising by operation of law, under the Operating Partnership Agreement, under any agreement to which the Operating Partnership is a party or otherwise.

(p)            Warrants, Options, Registration Rights. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or equity interest in the Company, other than in the ordinary course of business, consistent with past practice, under the Company’s equity compensation programs and (B) there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the Act.

(q)            Absence of Violations, Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective subsidiaries is (A) in violation of its charter, bylaws, certificate of limited partnership, agreement of limited partnership or other organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or other agreement or instrument to which either of the Transaction Entities or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or any other properties or assets of the Transaction Entities or any of their respective subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that have been waived (and evidence of such waivers provided to counsel to the Agents) or would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or the Properties or any of their respective other properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and compliance by each of the Transaction Entities with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate or limited partnership action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or to the actual knowledge of the Transaction Entities result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other properties or assets of either of the Transaction Entities or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances as are described in or contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, bylaws, certificate of limited partnership, agreement of limited partnership or other organizational document, as applicable, of either of the Transaction Entities or any of their respective subsidiaries or (ii) to the actual knowledge of the Transaction Entities any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of their respective subsidiaries.

(r)             Absence of Labor Dispute. No labor dispute with the employees of either of the Transaction Entities or any of their respective subsidiaries exists or, to the knowledge of either Transaction Entity, is imminent, which, in any such case, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)             Absence of Proceedings. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no action, suit, proceeding, inquiry or investigation pending, or, to the knowledge of either of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Transaction Entities of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which either of the Transaction Entities or any of their respective subsidiaries is a party or of which any of the Properties or their respective other properties or assets is the subject which are not described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(t)              Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(u)            Basis for Forward Looking Statements. No forward looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(v)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by either of the Transaction Entities of its respective obligations hereunder or in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act, the rules of the New York Stock Exchange, the securities laws, real estate syndication laws of any U.S. state or non-U.S. jurisdiction or the rules of FINRA.

(w)           Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus to the actual knowledge of the Transaction Entities, the Transaction Entities and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. To the actual knowledge of the Transaction Entities, the Transaction Entities and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. To the actual knowledge of the Transaction Entities, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(x)            Title to Property. (A) At each Representation Date, the Transaction Entities, any of their respective subsidiaries or any joint venture in which either of the Transaction Entities or any of their respective subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, will have good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (1) are described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or would not, singly or in the aggregate, materially affect the value of any of the Properties and do not materially interfere with the use made and proposed to be made of any of the Properties by the Transaction Entities, any of their respective subsidiaries or any Related Entity; (B) except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, none of the Transaction Entities, any of their respective subsidiaries or any Related Entity owns any real property other than the Properties; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, material to the business of the Transaction Entities and their respective subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Properties (taken as a whole) by either of the Transaction Entities, any of their respective subsidiaries or any Related Entity, and (1) no default or event of default has occurred under any such ground lease, sublease or sub-sublease with respect to any of the Properties and none of the Transaction Entities, any of their respective subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and (2) none of the Transaction Entities, any of their respective subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities, any of their respective subsidiaries or any Related Entity under any of the material ground leases, subleases or sub-subleases mentioned above, or affecting or questioning the rights of the Transaction Entities, any of their respective subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any such ground lease, sublease or sub-sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of either of the Transaction Entities, any of their respective subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, no tenant under any of the leases at the Properties or any other party has a right of first refusal, right of first offer or an option to purchase any of the Properties; (F) to the knowledge of the Transaction Entities, none of the Properties fails to comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) the mortgages and deeds of trust that encumber any of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties; (H) none of the Transaction Entities, any of their respective subsidiaries or any Related Entity is in default under any of the leases governing the Properties and there is no event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default by either of the Transaction Entities, any of their respective subsidiaries or any Related Entity under any of such leases, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and (I) to the knowledge of the Transaction Entities, no lessee of any of the Properties is in default under any of the leases governing the Properties and there is no event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default by any lessee of any of the Properties under any of such leases.

(y)            Mortgages. The Company has provided to the Agents true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side-letters and other material documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company. Neither the Company nor any of its subsidiaries that is party to any such document has received any notice that it is in default thereunder, nor, to the actual knowledge of the Transaction Entities, has an event occurred which with the passage of time or the giving of notice, or both, would become a default by an of them under any such documents that would reasonably be expected to result in a Material Adverse Effect.

(z)             Possession of Intellectual Property. The Transaction Entities and their respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to conduct the business now operated by them, and neither of the Transaction Entities nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(aa)          Environmental Laws. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Transaction Entities, any of their respective subsidiaries, any Related Entity nor, to the actual knowledge of the Transaction Entities, any of the Properties is in violation of any Environmental Laws (as defined below), (B) the Transaction Entities, their respective subsidiaries, the Related Entities and, to the actual knowledge of the Transaction Entities, the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and none of the Transaction Entities, their respective subsidiaries or the Related Entities have received any notice that any of them or any of the Properties is not in compliance with their requirements, (C) none of the Transaction Entities, their respective subsidiaries or any Related Entity have received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Transaction Entities, any of their respective subsidiaries or any Related Entity or, to the actual knowledge of the Transaction Entities, otherwise with regard to the Properties, (D) to the actual knowledge of the Transaction Entities, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Transaction Entities, any of their respective subsidiaries or any Related Entity relating to Hazardous Materials or any Environmental Laws, and (E) to the actual knowledge of the Transaction Entities, none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority pursuant to Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(bb)         Utilities and Access. To the knowledge of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property. To the actual knowledge of the Transaction Entities, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(cc)          No Condemnation. Neither Transaction Entity has any actual knowledge of any pending or threatened condemnation proceedings or zoning change or other proceeding or action that, if determined adversely, would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

(dd)         IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person and those that would not, individually or in the aggregate, have a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ee)          Accounting Controls and Disclosure Controls. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company and its subsidiaries currently maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The auditors of the Company and the audit committee of the board of directors of the Company or, if no such audit committee exists, the full board of directors of the Company, have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and its subsidiaries. Except as disclosed in the Registration Statement, the Prospects and any Permitted Free Writing Prospectus, the Company and its subsidiaries maintain a system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ff)           Compliance with the Sarbanes-Oxley Act. The Company and the Company’s officers or directors, in their capacity as such, are in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), including, without limitation, Sections 402, 302 and 906 thereof.

(gg)         Payment of Taxes. All United States federal income tax returns of the Transaction Entities and their respective subsidiaries required by law to be filed have been filed (or are subject to an effective extension), and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Transaction Entities and their respective subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Transaction Entities and their respective subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(hh)         ERISA. Each Transaction Entity is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which either Transaction Entity would have any liability. Neither Transaction Entity has incurred nor expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or “multi-employer plan” (as defined in Section 3(37) of ERISA), or (ii) Sections 412, 403, 431, 432 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which either Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect.

(ii)            Business Insurance. The Transaction Entities and their respective subsidiaries carry or are entitled to the benefits of insurance, by recognized and reputable insurers, in such amounts and covering such risks as are commercially reasonable in the business in which the Company is engaged, and all such insurance is in full force and effect. Neither of the Transaction Entities has any reason to believe that it or any of their respective subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain similar coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no claims by the Transaction Entities nor any of their respective subsidiaries under any insurance policy as to which any insurance company has denied liability or insurance coverage, except where such denial would not simply or in the aggregate, result in a Material Adverse Effect.

(jj)            Title Insurance. The Transaction Entities and each of their respective subsidiaries and each Related Entity, as applicable, carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with recognized and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(kk)         Investment Company Act. Neither of the Transaction Entities is required, or upon the issuance and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(ll)            Absence of Manipulation. Neither of the Transaction Entities nor any of their respective subsidiaries or other affiliates has taken nor will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(mm)      Foreign Corrupt Practices Act. None of the Transaction Entities, any of their respective subsidiaries or, to the knowledge of either of the Transaction Entities, after due inquiry, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their respective subsidiaries has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Transaction Entities and their respective subsidiaries and, to the knowledge of the Transaction Entities, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010, and all other applicable anti-corruption and anti-bribery statutes and regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(nn)         Money Laundering Laws. The operations of each of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding or, to the knowledge of either of the Transaction Entities, inquiry or investigation by or before any Governmental Entity involving either of the Transaction Entities or any of their respective subsidiaries with respect to the Money Laundering Laws is pending and, to the knowledge of either of the Transaction Entities, no such action, suit, proceeding, inquiry or investigation is threatened.

(oo)         OFAC. None of the Transaction Entities, any of their respective subsidiaries nor, to the knowledge of either of the Transaction Entities, after due inquiry, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of their respective subsidiaries is: (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. None of the Transaction Entities or any of their respective subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(pp)         Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(qq)         Real Estate Investment Trust. Commencing with its taxable year ending December 31, 2012, the Company effectively elected to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT for such taxable year and thereafter. The Company has not revoked its election to be taxed as a REIT. The proposed method of operation of the Company as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(rr)           Prior Sales of Common Stock or OP Units. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company has not issued, sold or distributed any shares of Common Stock and the Operating Partnership has not issued, sold or distributed any OP Units.

(ss)          Approval of Listing. The Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(tt)            Distributions. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (A) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (B) neither the Operating Partnership nor any subsidiary thereof is prohibited, directly or indirectly, from making any distributions to the Company or any other subsidiary of the Operating Partnership, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company, the Operating Partnership or any other subsidiary of the Operating Partnership.

(uu)         Finder’s Fees. Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the offering and sale of the Shares contemplated in this Agreement, except as may otherwise exist with respect to the Agents pursuant to this Agreement.

(vv)         Certain Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Entities, on the one hand, and the directors, officers, stockholders, partners, customers or suppliers of the Transaction Entities, on the other hand, which is required to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus which is not so described.

(ww)      No Ratings. No securities issued by or loans to the Company or any of its subsidiaries are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act).

(xx)         Private Letter Ruling Matters. The Company intended to file a U.S. Corporation Income Tax Return (Form 1120) for its 2011 taxable year. The Company’s tax preparers prepared a U.S. Income Tax Return for Real Estate Investment Trusts (Form 1120-REIT) for the Company’s 2011 taxable year (the “2011 Form 1120-REIT”), and the Company executed and filed the 2011 Form 1120-REIT without realizing it had made an election to be taxed as a REIT with the filing of such return. Upon becoming aware that an inadvertent REIT election had been made for its 2011 taxable year, the Company filed an Amended U.S. Corporation Income Tax Return (Form 1120X) for such year. The Company knew it would not qualify as a REIT for 2011 when it filed its 2011 Form 1120-REIT and, therefore, did not intend to make a REIT election in 2011. The Company received a private letter ruling from the Internal Revenue

Service on February 5, 2015, in which the Internal Revenue Service concluded that the Company would be treated as though it had not made the REIT election for the taxable year ended December 31, 2011, and the Company is entitled to rely on such private letter ruling.

(yy)         Regulation M. Neither Transaction Entity has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(zz)          Officer’s Certificates. Any certificate signed by any officer of either of the Transaction Entities delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by such Transaction Entity to each Agent as to the matters covered thereby.

4.               Certain Covenants of the Transaction Entities. The Transaction Entities, jointly and severally, hereby agree with the Agents:

(a)             For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agents a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which any Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)            To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agents and, at the Agents’ request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)             To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, promptly after the Company receives a notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3 by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)            In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of the objection pursuant to Rule 401(g)(2) under the Act, during a period when Agents are selling Shares, to use its commercially reasonable efforts to promptly obtain its withdrawal; in the event any such stop order or such other order is issued outside a period when Agents are selling Shares, the Company will promptly advise the Agents as to the issuance thereof and as to whether the Company intends to seek to obtain its withdrawal.

(e)             To use commercially reasonable efforts to furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)             To make available to the Agents at their respective offices, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as any Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)            To furnish or make available to the Agents during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents from time to time during the Term such other information as the Agents may reasonably request regarding the Company, the Operating Partnership or their respective subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, as applicable; provided, however, that the Company shall have no obligation to provide the Agents with any document filed on EDGAR or included on the Company’s Internet website.

(h)            If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Shares in the Agents’ capacities as agents (and if so notified the Agents shall cease such offers as soon as practicable), and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)              To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j)              To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k)            Not to, and to cause their subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l)              Except as otherwise agreed between the Transaction Entities and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, and (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement; provided that, except as otherwise agreed with the Company, the Agents shall be responsible for any transfer taxes on resale of Shares by it and any costs and expenses associated with the sale and marketing of the Shares other than as specifically provided above.

(m)           With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n)            Unless there are no pending Agency Transactions or Principal Transactions, the Company will not, without (A) giving the Agents at least one Exchange Business Day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for shares of Common Stock or other equity securities of the Company, or file any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement, (B) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, (C) shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock in connection with any acquisition or strategic investment (including any joint venture or partnership) or (D) shares of Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Registration Statement and Prospectus. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)            The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p)            The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q)            The Company consents to the Agents trading in the Common Stock for the Agents own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(r)             The Company will promptly notify each of the Agents when the Maximum Amount of Shares has been sold pursuant to this Agreement.

(s)             If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the Company has not sold the Maximum Amount of Shares and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, advise the Agents as to whether it intends to file, if it has not already done so, a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5.               Execution of Agreement. The Agents’ obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)             the Transaction Entities shall have delivered to the Agents:

(i)              an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) and the Operating Partnership certifying as to the matters set forth in Exhibit B hereto;

(ii)            an opinion and, if not covered in such opinion, a negative assurance letter of Winston & Strawn LLP, counsel for the Transaction Entities, an opinion of Dentons US LLP regarding certain tax matters, addressed to the Agents and dated the date of this Agreement, in the form of Exhibit C-1, and Exhibit C-2, respectively, hereto;

(iii)          a “comfort” letter from each of PricewaterhouseCoopers LLP, Marcum LLP and Frazier & Deeter, LLC, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(iv)          a certificate signed by the Company’s Chief Financial Officer, in the form agreed upon between the Company and the Agents, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof;

(v)            evidence reasonably satisfactory to the Agents and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof; and

(vi)          resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the execution of this Agreement by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vii)        such other documents as the Agents shall reasonably request.

(b)            The Agents shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Morrison & Foerster LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6.               Additional Covenants of the Transaction Entities. The Transaction Entities jointly and severally further covenant and agree with the Agents as follows:

(a)             Each Transaction Proposal made by the Company that is accepted by the Agents by means of a Transaction Acceptance, and each execution and delivery by the Transaction Entities of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Transaction Entities herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct as of the date of the Transaction Proposal or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b)            Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document) other than by an amendment or supplement relating solely to the offering of securities other than the Common Stock, (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) any Agent shall reasonably request (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agrees otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring-Down Delivery Date as the Agents may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless the Agents shall have requested that the Chief Financial Officers’ certificate cover different or additional data as aforesaid, 5(a)(iv) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of such form that is considered “filed” under the Exchange Act; provided, further, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of all such certificates otherwise required by this Section 6(b) if the Transaction Entities do not expect to enter into any Agency Transaction or Terms Agreement with respect to the Shares for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such certificates pursuant to the terms of the immediately preceding proviso of this Section 6(b), the delivery of the certificates listed in this Section 6(b), dated as of the date of their delivery, shall be a condition precedent to any request by the Company to sell any Shares pursuant to an Agency Transaction or Terms Agreement in that quarter.

(c)             Each Bring-Down Delivery Date, the Company shall as soon as practicable, unless the Agents agree otherwise, cause to be furnished to Agents the written opinion and, if not included in such opinion, negative assurance letter of Winston & Strawn LLP, counsel to the Transaction Entities and the written opinion of Dentons US LLP, tax counsel to the Transaction Entities, each dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letter referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinions and letter of such counsel referred to in Section 5(a)(ii), furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinions and letter of each such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance); provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of all such opinions and the negative assurance letter otherwise required by this Section 6(c) if the Transaction Entities do not expect to enter into any Agency Transaction or Terms Agreement with respect to the Shares for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such opinions and negative assurance letter pursuant to the immediately preceding proviso of this Section 6(c), the delivery of the opinions and negative assurance letter listed in this Section 6(c), dated as of the date of their delivery, shall be a condition precedent to any request by the Company to sell any Shares pursuant to an Agency Transaction or Terms Agreement in that quarter.

(d)            Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause its independent registered public accounting firm to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter (other than with respect to the offering price), and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company, the Operating Partnership and their respective subsidiaries), the Company shall, if requested by the Agent, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request; provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of the letter otherwise required by this Section 6(d) if the Transaction Entities do not expect to enter into any Agency Transaction or Terms Agreement with respect to the Shares for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such comfort letter pursuant to the immediately preceding proviso of this Section 6(d), the delivery of the comfort letter listed in this Section 6(d), dated as of the date of their delivery, shall be a condition precedent to any request by the Company to sell any Shares pursuant to an Agency Transaction or Terms Agreement in that quarter.

(e)             Anything in this Agreement to the contrary notwithstanding, each time that the Company requests to sell any Shares pursuant to an Agency Transaction or Terms Agreement at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce (an “Earnings Announcement”), its earnings, revenues or other results of operations (“Earnings Information”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, (i) the filing of a Current Report on Form 8-K containing such Earnings Announcement (an “Earnings Form 8-K”) shall be deemed a Bring-Down Delivery Date and (ii) the Company shall cause such Earnings Form 8-K (or a portion of such Earnings Form 8-K containing the Earnings Information rather than the entire Earnings Announcement) to be deemed “filed” under the Exchange Act.

(f)             (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or, to the knowledge of the Company, the initiation or threatening of any proceedings for any such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the applicable Agent or the time the applicable Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the applicable Agent or the time the applicable Agent delivers a Transaction Acceptance to the Company.

(g)            The Transaction Entities shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, furnishing requested materials and making senior management and outside auditors available for due diligence conference calls, upon the reasonable request of the Agents.

(h)            the Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K and, if requested by the Agents, in supplements to the Prospectus to be filed by the Transaction Entities with the Commission from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, and the net proceeds to the Company from the sale of the Shares and any other information that the Company is required to disclose to comply with the Act or any rules or regulations thereunder with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents and, at each Bring-Down Delivery Date, the Company and the Operating Partnership shall deliver to the Agents such other documents as the Agents shall reasonably request. The Agents will provide the Transaction Entities with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.               Conditions of the Obligations of the Agents. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)             At the date on which the Company receives a Transaction Acceptance (each such date, the “Time of Acceptance”), at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Transaction Entities and at the relevant Time of Sale and Principal Settlement Date:

(i)              The representations, warranties and agreements on the part of the Transaction Entities herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Transaction Entities or any of their respective subsidiaries delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)            The Transaction Entities shall have performed and observed the covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)          In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Transaction Entities until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)          From the date of this Agreement, no event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)            No event of the type described in clauses (A)(i) through (iv) of Section 8(b)(ii) hereof shall have occurred.

(vi)          The Shares to be issued pursuant to the Transaction Acceptance, pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)        (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)      (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company or the Operating Partnership; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time the applicable Agent delivers a Transaction Acceptance to the Company or the Company, the Operating Partnership and the applicable Agent execute a Terms Agreement, as the case may be.

(ix)          No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents shall have reasonably objected in writing.

(b)            As promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.

8.               Termination.

(a)             (i) The Transaction Entities may terminate this Agreement in their sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Transaction Entities, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 10, 11, 12, 13, 15, 16, 17 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)            In the case of any completed sale by the Company pursuant to a Terms Agreement, the obligations of the Transaction Entities pursuant to such Terms Agreement and this Agreement may not be terminated by either Transaction Entity without the prior written consent of the applicable Agent.

(b)            (i) The Agents, in their sole discretion, or any one of them in its sole discretion as to itself, may terminate this Agreement in at any time upon giving prior written notice to the Transaction Entities. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 10, 11, 12, 13, 15, 16, 17 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)            In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of the applicable Agent pursuant to such Terms Agreement shall be subject to termination by the applicable Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the applicable Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the applicable Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)             This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 10, 11, 12, 13, 15, 16, 17 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.               Indemnity and Contribution.

(a)             Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless each Agent, its affiliates, directors, officers, members and employees and each person, if any, who controls any Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (each, an “Agent Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Prospectus or any amendment or supplement thereto or any Permitted Free Writing Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are arising out or based upon any such untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or any amendment thereof, the Prospectus or any Permitted Free Writing Prospectus, in reliance upon and in conformity with the Agent Information.

(b)            Each Agent agrees, severally and not jointly, to indemnify and hold harmless each Transaction Entity, the Company’s directors, officers who signed the Registration Statement and each person, if any, who controls either of the Transaction Entities within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Transaction Entities to such Agent, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any amendment thereof, the Prospectus or any amendment or supplement thereto or any Permitted Free Writing Prospectus, in reliance upon and in conformity with the Agent Information.

(c)             In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof under such subsection for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or separate but substantially similar or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. If the indemnifying party does not elect to assume the defense, then such firm shall be designated in writing by the Agents, in the case of parties indemnified pursuant to Section 9(a), and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; and (iii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Agents, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Agents, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities, on the one hand, and the Agents, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Transaction Entities and the total discounts and commissions received by the Agents in connection with the offering of the Shares, bear to the aggregate Gross Sales Price of the Shares. The relative fault of the Transaction Entities, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Agents’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective total discounts and commissions they have received from the offering of the Shares, and not joint. The provisions set forth in Section 9(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under section 9(d) hereof for purposes of indemnification.

(e)             The Transaction Entities and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent in connection with the offering of the Shares exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)             The indemnity and contribution provisions contained in this Section 9 and the representations and, warranties of the Transaction Entities contained in, or made pursuant to, this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent, any person controlling any Agent or any affiliate of any Agent or by or on behalf of any Transaction Entity or any of their respective officers or directors or any person controlling any Transaction Entity and (iii) any acceptance of and payment for any of the Shares.

(g)            For purposes of clarity and without limitation to any provision of this Agreement, the obligations of the Agents under this Agreement are several and not joint.

10.            Notices. All notices and other communications under this Agreement, any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and shall be sufficient in all respects if delivered or sent as follows: (i) if to KeyBanc Capital Markets Inc. at Attention: Equity Syndicate, 127 Public Square, 4th Floor, Cleveland, OH 44114, (ii) if to Robert W. Baird & Co. Incorporated, to 777 E. Wisconsin Ave., Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile: (414) 298-7474)), with a copy to the Legal Department, (iii) if to Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, facsimile number (646) 834-8133, with a copy to the Director of Litigation, Office of the General Counsel Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, (iv) if to Berenberg Capital Markets LLC, to 1251 Avenue of the Americas-53rd floor, New York, New York 10020, Attention: Equity Syndicate Desk, with a copy to the Legal Department, (v) if to BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, NY 10036, Attention: Legal Department, Fax: (212) 702-1205, (vi) if to Capital One Securities, Inc., to 201 St. Charles Ave, Suite 1830, New Orleans, LA 70170, (vii) if to JMP Securities LLC, to 450 Park Avenue, 5th Floor, New York, New York 10022, (viii) if to J.P. Morgan Securities LLC, to 383 Madison Avenue, New York, New York 10179, facsimile (312) 300-7716 with a copy to Stephanie Little (stephanie.y.little@jpmorgan.com), (xi) if to National Securities Corporation, to 200 Vesey, 25th Floor, New York, NY 10281, Attention: Jonathan C. Rich (Fax: (212) 380-2828), (x) if to Wedbush Securities Inc., to 1000 Wilshire Blvd., Los Angeles, CA 90017, Attention: Legal Department (Fax: (213) 688-6634) and (xi) if to Wells Fargo Securities, LLC, to 500 West 33rd Street New York, New York 10001, Attention: Equity Syndicate Department (E-mail: cmclientsupport@wellsfargo.com) and (xii) if to the Transaction Entities at 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110, attention of Jeffrey E. Witherell (Fax: (617) 379-2402), with a copy to Winston & Strawn LLP, at 2501 N. Harwood Street, 17th Floor, Dallas, Texas 75201, attention of Kenneth L. Betts. Copies of all notices to the Agents should be also be sent to Morrison & Foerster LLP at 2100 L Street, NW, Suite 900, Washington, D.C. 20037, attention of Justin R. Salon. Notwithstanding the foregoing, (a) Transaction Proposals shall be delivered by the Company to the Agents by telephone or e-mail (i) if to KeyBanc Capital Markets Inc., to David Gorden, David Gruber, Paul Hodermarsky and Michael Jones at telephone number (216) 689-3910 or e-mail dgorden@key.com, dgruber@key.com, phodermarsky@key.com and Michael.c.jones@key.com, (ii) if to Robert W. Baird & Co. Incorporated, to 777 E. Wisconsin Ave., Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile: (414) 298-7474)), with a copy to the Legal Department, (iii) if to Barclays Capital Inc., to 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, facsimile number (646) 834-8133, with a copy to the Director of Litigation, Office of the General Counsel Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, (iv) if to Berenberg Capital Markets LLC, to 1251 Avenue of the Americas-53rd floor, New York, New York 10020, Attention: Equity Syndicate Desk (Fax: (646) 949-9283 or Email: ecm-bcm@berenberg-us.com), with a copy to the Legal Department, (v) if to BMO Capital Markets Corp., to Eric Benedict and Will Dockery at e-mail eric.benedict@bmo.com and will.dockery@bmo.com, (vi) if to Capital One Securities, Inc., to 201 St. Charles Ave, Suite 1830, New Orleans, LA 70170, Attention: Gabrielle Halprin, Gabrielle.Halprin@capitalone.com, (vii) if to JMP Securities LLC, to 450 Park Avenue, 5th Floor, New York, New York 10022, Attention: ATM Trading Desk (syndicate@jmpsecurities.com), (viii) if to J.P. Morgan Securities LLC, to 383 Madison Avenue, New York, New York 10179, facsimile (312) 300-7716 with a copy to Stephanie Little (stephanie.y.little@jpmorgan.com), (ix) if to National Securities Corporation at 200 Vesey, 25th Floor, New York, NY 10281, Attention: Jonathan C. Rich (Fax: (212) 380-2828), (x) if to Wedbush Securities Inc., to 1000 Wilshire Blvd., Los Angeles, CA 90017, Attention: Legal Department (Fax: (213) 688-6634) and (xi) Wells Fargo Securities, LLC, Equity Syndicate Department (telephone number: (800) 326-5897; email: cmclientsupport@wellsfargo.com) and (b) Transaction Acceptances shall be delivered by the Agents to the Company to Daniel C. Wright at telephone number (617) 340-6540 or e-mail dan.wright@plymouthrei.com.

11.            Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with the applicable Agents prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby that includes information related to this Agreement or transactions contemplated hereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

12.            No Assignment. Other than pursuant to Section 17 of this Agreement, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Transaction Entities or the Agents and any such purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect; provided however, that any Agent may assign its rights and obligations hereunder to a broker-dealer affiliate of such Agent.

13.            No Fiduciary Relationship. The Company acknowledges and agrees that the Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Transaction Entities with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisors or fiduciaries to, or an agent of, the Company or any other person. Additionally, the Agents are not advising the Transaction Entities or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Transaction Entities shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Transaction Entities with respect thereto. Any review by the Agents of the Transaction Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Transaction Entities.

14.            Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

15.            Governing Law and Venue. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising under this Agreement or any Terms Agreement will be instituted in the state or U.S. federal court of proper jurisdiction located in New York, Borough of Manhattan, New York.

16.            Trial by Jury. Each of the Transaction Entities (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.            Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, trustees, directors, affiliates and controlling persons referred to in Section 9 hereof and their heirs and legal representatives. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto, respectively, and their respective successors and the officers, trustees, directors, affiliates and controlling persons referred to in Section 9 hereof and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from or through the Agents shall be deemed to be a successor merely by reason of purchase.

18.            Recognition of the U.S. Special Resolution Regimes.

(a)             In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)             As used in this Agreement:

(i)              “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)            “Covered Entity” means any of the following:

(x)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(y)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(z)	a “covered FSI” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 382.2(b).

(iii)          “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)          “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.            Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

20.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Entities and the Agents contained in this Agreement and any Terms Agreement or made by or on behalf of the Transaction Entities or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Transaction Entities or the Agents.

21.            Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

22.            Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

23.            Headings. The headings herein and in any Terms Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement or any Terms Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between The Transaction Entities, on one hand, and the Agents, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and the Agents.

Very truly yours,

PLYMOUTH INDUSTRIAL REIT, INC.

By: /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title: President

PLYMOUTH INDUSTRIAL OP LP

By: Plymouth Industrial REIT, Inc., its general partner

By: /s/ Pendleton P. White, Jr.

Name: Pendleton P. White, Jr.

Title: President

Accepted and agreed to as of the

date first above written:

KEYBANC CAPITAL MARKETS INC.

By: /s/ Paul Hodermarsky

Name: Paul Hodermarsky

Title: Managing Director, Equity Capital Markets

ROBERT W. BAIRD & CO. Incorporated

By: /s/ Christopher Walter

Name: Christopher Walter

Title: Managing Director

Barclays Capital Inc.

By: /s/ Nicholas Cunningham

Name: Nicholas Cunningham

Title: Managing Director

berenberg capital markets llc

By: /s/ Zachary Brantly

Name: Zachary Brantly

Title: Head of U.S. Investment Banking

By: /s/ Matthew Rosenblatt

Name: Matthew Rosenblatt

Title: CCO & Ops Principal

BMO capital markets corp.

By: /s/ Eric Dobi

Name: Eric Dobi

Title: Managing Director

Capital One Securities, Inc.

By: /s/ Gregory T. Horstman

Name: Gregory T. Horstman

Title: Managing Director, Head of REIT Corporate & Investment Banking

JMP Securities llc

By: /s/ Eric Clark

Name: Eric Clark

Title: Director

J.P. morgan Securities llc

By: /s/ Bret Chalmers

Name: Brett Chalmers

Title: Vice President

NATIONAL SECURITIES CORPORATION

By: /s/ Jonathan Rich

Name: Jonathan Rich

Title: Executive Vice President

wedbush securities inc.

By: /s/ Burke Dempsey

Name: Burke Dempsey

Title: Executive Vice President

Wells Fargo Securities, LLC

By: /s/ Elizabeth Alvarez

Name: Elizabeth Alvarez

Title: Managing Director

Schedule A

Authorized Company Representatives

Jeffrey E. Witherell

Title:	Chief Executive Officer
Telephone:	(617) 340-3826
Facsimile:	(617) 936-4142
E-mail:	jeff.witherell@plymouthrei.com
Address:	20 Custom House Street, 11th Floor, Boston, MA 02110

Daniel C. Wright

Title:	Executive Vice President and Chief Financial Officer
Telephone:	(617) 340-6540
Facsimile:	(617) 936-4142
E-mail:	dan.wright@plymouthrei.com
Address:	20 Custom House Street, 11th Floor, Boston, MA 02110

Pendleton P. White, Jr.

Title:	President and Chief Investment Officer
Telephone:	(617) 340-3861
Facsimile:	(617) 936-4142
E-mail:	pen.white@plymouthrei.com
Address:	20 Custom House Street, 11th Floor, Boston, MA 02110

Exhibit A

Plymouth Industrial REIT, Inc. Common Stock

TERMS AGREEMENT

_____________, 20__

[Name of Applicable Agent]

Dear Ladies and Gentlemen:

Plymouth Industrial REIT, Inc., a Maryland real estate investment trust (“the Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated May 26, 2021 (the “Distribution Agreement”) between the Company, Plymouth Industrial OP LP and KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., Capital One Securities, Inc., JMP Securities LLC, J.P. Morgan Securities LLC, National Securities Corporation, Wedbush Securities Inc. and Wells Fargo Securities, LLC (the “Agents”), to issue and sell to [Name of Applicable Agent] the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by [Name of Applicable Agent], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to [Name of Applicable Agent], is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [insert name of applicable agent], and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Shares for [insert name of applicable agent]’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [Name of Applicable Agent] and the Company.

PLYMOUTH INDUSTRIAL REIT, INC.

By:       __________________________

Name:

Title:

PLYMOUTH INDUSTRIAL OP LP

By: Plymouth Industrial REIT, Inc., its general partner

By:       __________________________

Name:

Title:

Accepted and agreed as of

the date first above written:

[NAME OF APPLICABLE AGENT]

By:_____________________________

Name:

Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by [Name of Applicable Agent]:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the [Name of Applicable Agent]’s account, or the account of the [Name of Applicable Agent]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the officer’s certificate referred to in Section 5(a)(i);
(2)	the opinion[s] and negative assurance letter[s] of the Company’s outside counsel [and general counsel] referred to in Section 5(a)(ii);
(3)	the “comfort” letters referred to in Section 5(a)(iii);
(4)	[the Chief Financial Officer’s certificate referred to in Section 5(a)(iv)];
(5)	the opinion and negative assurance letter referred to in Section 5(b); and
(6)	such other documents as the [insert name of applicable agent] shall reasonably request.

[Lockup:] [•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above
•	The initial price to public set forth above
•	[Other]

Exhibit B

OFFICERS’ CERTIFICATE

Dated __________, 20__

We, Jeffrey E. Witherell, Chairman and Chief Executive Officer, and Daniel C. Wright, Executive Vice President and Chief Financial Officer, of Plymouth Industrial REIT, Inc. a Maryland corporation (“the Company”), which is the sole general partner of Plymouth Industrial OP, LP, a Delaware limited partnership (the “Operating Partnership”), do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement dated May 26, 2021 between the Company, the Operating Partnership and KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Berenberg Capital Markets LLC, BMO Capital Markets Corp., Capital One Securities, Inc., JMP Securities LLC, J.P. Morgan Securities LLC, National Securities Corporation, Wedbush Securities Inc. and Wells Fargo Securities, LLC (the “Agreement”), and do hereby further certify on behalf of the Company and the Operating Partnership, as follows:

1.       The representations and warranties of the Company and the Operating Partnership in the Agreement are true and correct on and as of the date hereof as though made on and as of this date;

2.       Each of the Company and the Operating Partnership have performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof; and

3.       As of the date hereof, Registration Statement (File No. 333-257006) of the Company and the Operating Partnership and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company or the Operating Partnership; and all requests for additional information on the part of the Commission have been complied with.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

B-1

______________________________
Name: Jeffrey E. Witherell
Title: Chairman and Chief Executive Officer

______________________________
Name: Daniel C. Wright
Title: Executive Vice President and Chief Financial Officer

B-2

Exhibit C-1

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF
WINSTON & STRAWN LLP,
COUNSEL TO THE TRANSACTION ENTITIES

C-1-1

Exhibit C-2

FORM OF TAX OPINION OF
DENTONS US LLP, COUNSEL TO THE TRANSACTION ENTITIES

C-2-1